Exhibit 3.1

SEE REVERSE SIDE FOR RESTRICTIVE LEGEND(S)

Number – [ ]	*[ ]* Shares

Mercer Island Investors Group, Inc.

A Washington Corporation

THIS CERTIFIES THAT [                    ] is the record holder of [                ] ([            ]) shares of Common Stock of Mercer Island Investors Group, Inc. transferable only on the books of the Corporation by the holder, in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and the Bylaws of the Corporation and any amendments thereto, a copy of each of which is on file at the office of the Corporation and made a part hereof as fully as though the provisions of the Articles of Incorporation and Bylaws were imprinted in full on this Certificate, to all of which the holder of this certificate, by acceptance hereof, assents.

The Corporation will furnish without charge to each shareholder who so requests in writing, the designations, relative rights, preferences and limitations of each class of stock or series thereof and the variations in rights, preferences, and limitations for each series, and the authority of the board of directors to determine variations for future series.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this      day of                     , 2016.

Matthew LeMaster, Secretary	John Naye, President

FOR VALUE RECEIVED                                                       HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO                                                                                                             SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT                                                       ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED

(Signature)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A SHAREHOLDERS AGREEMENT DATED AS OF OCTOBER 19, 2016 AMONG THE CORPORATION AND ALL THE SHAREHOLDERS THEREOF, WHICH AGREEMENT CONTAINS RESTRICTIONS ON THE RIGHT OF THE HOLDER HEREOF TO SELL, EXCHANGE, TRANSFER, ASSIGN, GIFT, PLEDGE, ENCUMBER, HYPOTHECATE OR OTHERWISE ALIENATE THE SECURITIES REPRESENTED HEREBY AND NOTICE OF THOSE RESTRICTIONS IS HEREBY GIVEN.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES AND THE SECURITIES HAVE BEEN REGISTERED OR QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR THE SALE IS MADE IN ACCORDANCE WITH AN EXEMPTION TO THE REGISTRATION REQUIREMENTS UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES REGISTRATION AND QUALIFICATION REQUIREMENTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH APPLICABLE STATE SECURITIES REGISTRATION OR QUALIFICATION REQUIREMENTS.